                                                                   EXHIBIT 10.34

                           LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT ("agreement") is dated this 19th day of December, 1997, by and between Inland Entertainment Corporation, a Utah corporation, whose principal place of business is located at 16868 Via Del Campo Court, Suite 200, San Diego, CA 91217, as Lender and Secured Party (Lender), and Christopher Wm. Voisin, residing at 6808 Watercourse Drive, Carlsbad, CA. 92009 (Debtor).

                                    Recitals

         The Lender, on or about August 25, 1997 and November 20, 1997, loaned to the Debtor the sums of Four-Thousand Four-Hundred and Sixty-Two ($4,462.00) Dollars and Forty-Five Thousand ($45,000.00) Dollars, respectively, totaling Forty-Nine Thousand, Four-Hundred and Sixty-Two ($49,462.00) Dollars, said sums which the Debtor has agreed to repay with interest at the rate of 8 percent per annum, as evidenced by the Debtor' promissory note attached hereto and incorporated by reference herein as Exhibit "A".

         That Lender and Debtor enter into this written agreement to memorialize the terms and conditions of the loan agreement and to more fully set forth the terms and conditions thereof.

It is Therefore Agreed:

1. Obligation to pay - Execution and delivery of promissory note. The Debtor, concurrently with the execution and delivery of this agreement, will execute and deliver to the Lender a promissory note in favor of the Lender evidencing the combined loan amount of $49,462.00 and the terms and conditions of payment including principal and interest.

2. Collateral. The Debtor desires to enter into this agreement for the purpose of creating a security interest in favor of Lender as Secured Party, in the real and personal property listed and described in Exhibit "B", the same attached hereto and incorporated by reference herein, and in all additions and accessions thereto, substitutions thereof and all proceeds of their sale or disposition (all hereinafter referred to collectively as "collateral").

3. Creation of security interest. The Debtor, in order to secure (1) payment of the debt evidenced by the note, including renewals and extensions thereof; (2) all costs and expenses incurred in collection of the note; and (3) all future advances made by the Lender, hereby grants to the Lender a security interest in the collateral described in Exhibit "B".

4. Care, use and disposition of collateral. The Debtor shall use reasonable care in maintaining the collateral and until and unless default occurs hereunder, the Debtor shall be entitled to the sole and exclusive possession, use, and enjoyment of the collateral including, in the case of any and all real property collateralized hereby, the right to lease, rent, or sell said real property. In all other cases, the Debtor shall not encumber, dispose, hypothecate, collateralize, or transfer the collateral or any part or interest therein except in accordance with the terms and provisions set forth in paragraph 5 hereinbelow.

5. Sale, transfer, or other disposition of real property collateral. The Debtor shall have the right to sell the real property and/or any interest therein during the term of this agreement. It is agreed that in the case of any such sale the Debtor shall have the option of applying the proceeds of the sale towards the purchase of other real property or towards and against the principal amount owed and outstanding. In any instance in which the Debtor sells the real property and/or any interest therein and does not elect to apply the proceeds of the sale towards the purchase of other real property, then the net proceeds thereof shall be paid over to the Lender to be applied against the principal amount owed and outstanding. To the extent that the net proceeds exceed the principal amount owed, the balance shall be retained by the Debtor.

         The Debtor shall also have the right to transfer, will, devise, or bequeath his interest in the real property to his spouse for purposes of protecting her interest in their marital estate including any and all community or quasi-community property rights and interests; however, any such transfer shall be subject the terms and conditions of this agreement and the promissory note attached hereto. If so desired by the Lender and prior to any such transfer or testimonial disposition of the real property, the Debtor shall require the spouse to execute an addendum to this agreement deemed reasonably necessary to protect the Lender=s security interest therein.

         The Debtor shall not otherwise encumber, pledge, hypothecate, transfer, create any security interest therein, collateralize, or otherwise dispose of the collateral or any of Debtor=s rights or interests therein without the prior written consent of the Lender or as allowed under this agreement.

6. Default and remedies. In the event that the Debtor defaults in the payment of the principal or interest of the loan, or in the payment of the expenses mentioned in paragraph 3, the Lender may, on ten days= notice to the Debtor, sell such of the real property, and/or garnish and attach the wages of the Debtor, as will be sufficient to pay such principal, interest, and expenses, and the Lender may become the purchaser at any such sale. The proceeds of any such sale shall be retained by the Lender and applied in the following order: principal, interest, expenses; and shall pay any balance of the proceeds to the Debtor. In the event that the proceeds of sale are insufficient to pay the Lender in full, the Debtor shall remain liable to the Lender for any deficiency. In addition to the remedies set forth above, upon default, Lender shall have any and all rights and remedies at law and in equity as may be recognized at the time of default and which are not inconsistent with the terms hereof.

7. Title and warranties. Debtor warrants that he has good, marketable and clear title to the real property, subject to any and all encumbrances and liens of record, lease and/or rental agreements, and subject to any and all community or quasi-community property interest in said property. It is expressly agreed and understood by the parties hereto that the real property is currently subject to, and will continue to be subject to a lease and/or rental agreement with an option to purchase by the Lessee, and that the Debtor shall have the sole and exclusive right to renew, extend, release, or relet the real property on terms and conditions agreeable to the Debtor and Lessee provided the same does not materially jeopardize or damage the Lenders= security interests therein.

8. Merger. The terms and conditions of this agreement shall merge with and become part of any and all subsequent and collateral agreements entered into by and between the parties as if more fully set forth herein.

9. Governing law. The terms and conditions of this agreement shall be governed, construed, and enforced in accordance with the laws of the State of California, regardless of the laws that may be applicable under the principles of conflicts of law.

10. Recitals. The recitals to this agreement shall constitute part of this agreement.

11. Binding effect. The parties hereby agree that the terms and conditions of this agreement shall inure to the benefit of and shall be binding upon the parties hereto, their successors, heirs, transferees, and assigns.

12. Entire agreement. This agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter described. All prior or contemporaneous agreements, understandings, representations, warranties, and statements, oral or written, relating to the subject matter are superseded and without effect. No modification to this agreement shall be binding unless in writing and executed by the parties or their lawful representatives.

13. Counterparts. This agreement may be signed in multiple counterparts, each of which shall have the same effect as originals, but all such counterparts collectively shall constitute the same instrument.

         This agreement shall become effective and binding upon the parties hereto on the date and year first above written.

Lender:                                     Debtor:

Inland Entertainment Corporation            Christopher Wm. Voisin
a Utah corporation


By: /s/ L. DONALD SPEER, II                 By: /s/ CHRISTOPHER WM. VOISIN
    ------------------------------             ---------------------------------
        L. Donald Speer, II                         Christopher Wm. Voisin
Title:  President

                                   EXHIBIT "A"

                                 PROMISSORY NOTE

         For value received, and in accordance with the terms and conditions of the Loan and Security Agreement (the "loan agreement"), the undersigned ("Promisor") promises to pay to Inland Entertainment Corporation, a Utah corporation (the "Corporation"), or order, at 16868 Via Del Campo Court, Suite 200, San Diego, CA. 91217 the sum of FORTY-NINE THOUSAND, FOUR-HUNDRED AND SIXTY-TWO ($49,462.00) DOLLARS with 8 percent interest, fixed rate, per annum, payable in monthly installments of equal amounts on the same date of each month thereafter until paid in full, said installments payable on interest and principal as follows:

1. INTEREST ONLY PAYMENT - INSTALLMENT PERIOD. Promisor shall make interest only payments to the CORPORATION in equal monthly installments of $329.75, the same due and payable on the fifteenth day of each month commencing January 15, 1998 and continuing thereafter until October 15, 1998. At the expiration of said installment period, Promisor and the Corporation may agree to extend the period of interest only installment payments for an additional six (6) months. If the parties elect not to extend said period, the Promisor shall thereafter make payments in accordance with paragraph 2 herein. At any time during this period, Promisor may elect to make additional payments, the same to be applied towards the outstanding principal only.

2. PRINCIPLE AND INTEREST - MONTHLY INSTALLMENTS. Subsequent to the expiration of the interest only payment installment period, Promisor shall pay to the Corporation, in equal monthly installments, the sum of $1,000.00 per month including principal and interest, for a period of thirty-six (36) months commencing November 15, 1998 and continuing through October 15, 2001.

3. BALLOON PAYMENT. That on or about November 15, 2001, Promisor shall pay-in-full, to the Corporation, any and all balance due and owed to the Corporation under the terms and conditions of this promissory note and the loan agreement.

4. LATE CHARGE. Whenever payment of any installment is in default for at least ten (10) days, a penalty in the amount of five (5%) percent on the unpaid installment shall be assessed; and

5. COLLECTION COSTS. Should legal proceedings be instituted to collect any amount due hereunder, a sum equal to all collection costs and expenses, including attorney=s fees shall be assessed and due hereunder.

6. ACCEPTANCE OF LATE PAYMENT. The acceptance by the Corporation of any installment after any default shall not operate to extend the time of payment of any amount then remaining unpaid or constitute a waiver of any of the other rights of the Corporation.

7. COLLATERAL. To secure payment of this note, and of any liability of liabilities of the Promisor to the Corporation, due or to become due, or that may hereafter be contracted or existing, the Promisor has entered into a loan and security agreement with the Corporation, granting the Corporation a security interest in any and all real and personal property set forth and listed on Exhibit "B" to said loan agreement.

8. PREPAYMENT. Promisor, at its election, may make additional payments as against the principal amount due and owed under the terms of the loan agreement and this promissory note. In doing so Promisor shall suffer no prepayment penalty.

9. DEFAULT REMEDIES. In case of default in the payment of this promissory note, the Corporation shall have all rights in the collateral given under the terms and conditions of the loan agreement together with any and all rights and remedies at law or in equity, not inconsistent with the terms and conditions of the loan agreement, existing at the time of said default and as may be enforceable in the State of California.

10. ACCELERATION, WAIVERS. The Corporation may accelerate the due date of this instrument and demand immediate payment whenever default shall occur and the Corporation in good faith believe that the prospect of payment is impaired. The Promisor waives presentment demand, notice of dishonor, protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, or endorsement of this promissory note.

11. MERGER. The terms and conditions of this promissory note shall merge with and become part of any and all previous, subsequent, and collateral agreements, including the loan agreement entered into by and between the Promisor and the Corporation.

12. GOVERNING LAW. The terms and conditions of this promissory note shall be governed, construed, and enforced in accordance with the laws of the State of California, regardless of the laws that may be applicable under the principle of conflicts of law.

         DATED THIS 19TH DAY OF DECEMBER, 1997.




                                                  ------------------------------

                                   EXHIBIT "B"
                                       TO
                           LOAN AND SECURITY AGREEMENT

                COLLATERAL SUBJECT TO LOAN AND SECURITY AGREEMENT


The following real and personal property ("Collateral") is hereby subject to that certain Loan and Security Agreement ("Agreement") entered into on the 19th day of December, 1997 by and between Inland Entertainment Corporation ("Lender") and Christopher Wm. Voisin ("Debtor"):

1.  Real Property:

    (a) Debtor's residence located at 7716 Pine Falls Dr., Las Vegas,
        Nevada 89121

2.  Personal Property:

    (a) None



                                      B-1